Exhibit 99.1

REMOTE DYNAMICS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2004
(UNAUDITED)
(in thousands)

ASSETS

Current assets:
Cash and cash equivalents	$3,101
Accounts receivable, net	2,713
Inventories	970
Deferred product costs — current portion	1,153
Lease receivables and other current assets, net	1,000

Total current assets	8,937
Network, property, equipment and software, net	2,797
Deferred product costs — non-current portion	1,410
Lease receivables and other assets, net	1,167
License right, net	2,707
Goodwill	8,206

Total assets	$25,224

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$120
Telecommunications costs payable	401
Deferred product revenues — current portion	2,757
Pre-petition disputed claims	1,238
Other current liabilities	5,216

Total current liabilities	9,732
Deferred product revenues — non-current portion	4,066
Other non-current liabilities	715

Total liabilities	14,513
Stockholders’ equity:
Common Stock	74
Additional paid-in capital	11,904
Accumulated deficit	—
Deferred stock compensation	(1,267)

Total stockholders’ equity	10,711

Total liabilities and stockholders’ equity	$25,224